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                                                                   Exhibit 10.17


                             REINSURANCE AGREEMENT

REINSURED:          Commonwealth Mortgage Assurance Company

REINSURER:          Capital Reinsurance Company

COVERED
AGREEMENT:          The Quota Share Primary Mortgage Reinsurance Cover (the
                    "Covered Agreement") dated January 1, 1994 between the
                    Reinsured and Capital Mortgage Reinsurance Company ("CMRC").

TERM: This Reinsurance Agreement (the "Agreement") shall be effective January 1, 1994, and shall remain in effect until
                    (i) canceled as provided for below, (ii) all liability of CMRC under the Covered Agreement shall have expired, been commuted, or been released, whichever occurs first, or (iii) terminated by virtue of and concurrently with the termination of the Covered Agreement.

REINSURANCE
COVERAGE:           If CMRC fails to pay any Loss to the Reinsured as a result of CMRC's insolvency, then subject to the Reinsurer's Limit of Liability hereunder, the Reinsurer shall be liable to and will reimburse the Reinsured for one hundred percent (100%) of such Loss.

LIMIT OF
LIABILITY:          The Reinsurer's limit of liability to the Reinsured for
                    Loss hereunder shall not exceed CMRC's limit of liability under the Covered Agreement.

INSOLVENCY:         As used herein, the term "insolvency" means:

                    (a) a "delinquency proceeding" as that term is defined and used in the NAIC Insurers Supervision, Rehabilitation and Liquidation Model Act (the "Act") (see Section 3D of the
                    Act) as enacted in any state or any substantially similar enacted state law, or

                    (b) any supervisory, rehabilitation, insolvency, or liquidation proceeding under any state laws of similar import and intention to that of the Act or the Uniform Insurers Liquidation Act, or

                    (c) any supervisory, rehabilitation, insolvency, or liquidation laws of any other jurisdiction.
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               CMRC would be insolvent only if a proceeding under one of the above laws resulted in an order of a court or an insurance regulator in its jurisdiction of domicile: (i) which prevented CMRC from paying reinsurance proceeds in full to the Reinsured, as reinsurance becomes due and payable under the terms of the Covered Agreement, without any deferral, acceleration or other change in timing because of the effect of the legal proceeding; or (ii) which delayed or otherwise limited the ability of CMRC to perform its obligations to other reinsureds under its reinsurance agreements generally. Each of the above laws are as amended from time to time.

PREMIUM: The Reinsured shall pay to the Reinsurer as premium the sum of $500 on the date this Agreement is executed.

TERMINATION:   The Reinsured shall have the right to terminate this Agreement on a cut-off basis.

               (a) by at least ninety (90) days prior written notice to the Reinsurer in the event the Reinsured receives written notice from Moody's Investors Services, Inc. ("Moody's") that Moody's no longer requires this Agreement for maintenance of the Reinsured's Moody's rating of Aa3; or

               (b) by providing at least ninety (90) days prior written notice to the Reinsurer as any December 31.

               The Reinsurer shall have no liability to the Reinsured hereunder for any Loss with a date of loss on or after the date of termination of this Agreement.

LOSS
PAYMENTS:      At the end of each calendar quarter, the Reinsured shall submit to the Reinsurer satisfactory proof of loss for all Loss paid by the Reinsurer under the Covered Agreement and the Loss actually due to the Reinsured under this Agreement for such quarter. The
               Reinsurer shall remit to the Reinsured the amount of Loss recoverable from it under this Agreement within ten (10) days of receipt of such quarterly proof of Loss.

REPORTS: Quarterly as mutually agreed between the Reinsured and the Reinsurer.

EXCLUSIONS:    As per the Covered Agreement.





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DEFINED TERMS: All terms not otherwise defined herein shall have the meaning given to them in the Covered Agreement.

KEY DEFINITIONS
AND CLAUSES:   Follow the Fortunes Clause,
               Offset Clause,
               Errors and Omissions Clause,
               Inspections Clause,
               Service of Suit Clause,
               Insolvency Clause,
               Arbitration Clause,
               Assignment Clause,
               Notices Clause,
               Waiver Clause,
               Governing Law Clause (New York)

WORDING:       As agreed.


Agreed to and accepted by:

REINSURED: Commonwealth Mortgage Assurance Company


By: /s/ [illegible]
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Date   5/24/94
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REINSURER: Capital Reinsurance Company

By: /s/ [illegible]
    -------------------------
Date:  5/24/94
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